 EXHIBIT 10.59

CONFIDENTIAL TREATMENT REQUESTED
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CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

Execution copy

Photovoltaic Equipment Master Supply Agreement

This Photovoltaic Equipment Master Supply Agreement (together with all exhibits, schedules, purchase orders, and annexes hereto, the “Agreement”) is made and entered into as of November 4th, 2008 (the “Effective Date”) by and between

SUNPOWER ITALIA S.r.l. with sole quotaholder (“SunPower”), a company incorporated under the laws of Italy, with registered office in Milan, via Turati 16/18, corporate capital Euro 100,000, fully paid in, registered with the Registro delle Imprese of Milan, tax and VAT no. 05957070963, herein represented by Messrs. Thomas Werner and Emmanuel Hernandez , in their capacity as Directors, and

ECOWARE S.p.A. (“Ecoware”), a company duly incorporated under the laws of Italy, with registered office in Padova, Zona Industriale Nona Strada 9, corporate capital Euro 2.230.275, of which Euro 1,765,138 is fully paid in, registered with the Registro delle Imprese of Padova, tax and VAT no. 03571330277, herein represented by Mr. Leopoldo Franceschini, in his capacity as Amministratore Delegato of Ecoware, with authority to enter into this Agreement on behalf of Ecoware as delegated by Ecoware’s board of directors on October 24th 2008.

RECITALS

WHEREAS, SunPower is engaged in the business of manufacturing, importing and selling photovoltaic modules.

WHEREAS, Ecoware is interested in the business of designing, constructing and installing solar electric systems utilizing photovoltaic modules in countries other than United States of America and Canada.

WHEREAS, SunPower desires to sell to Ecoware, and Ecoware desires to purchase from SunPower, photovoltaic modules on the terms and conditions set forth herein.

NOW THEREFORE, the parties agree as follows:

1.           Product Sales and Purchase.

Firm Commitment Quantities.                                                                                     The description and specifications for the photovoltaic modules to be sold and purchased under this Agreement are set forth on Schedule “1” (the “Solar Panels”).  SunPower may from time to time modify the description or specifications of the Solar Panels, upon two (2) months’ prior written notice to Ecoware.  No later than three (3) weeks prior to each calendar quarter, Ecoware shall issue purchase orders for such quarter in the form attached as Schedule “2” (the “Purchase Order”).  Following its receipt of each Purchase Order, SunPower shall accept the Purchase Order and the related shipping plan and date and inform Ecoware thereof by written notice or e-mail transmission delivered to Ecoware within ten (10) business days following SunPower’s receipt of such Purchase Order.  SunPower guarantees availability and sale of Solar Panels under such Purchase Orders on a quarterly and annual, firm commitment basis of the aggregate quantities for the specified quarters and years set forth on Schedule “1”.

SunPower shall not assume any obligation under this Agreement to provide quantities in excess of its firm quarterly or annual commitments specified in Schedule “1”.   Ecoware agrees to purchase on a quarterly and annual, firm commitment basis Solar Panels in the aggregate quantities for the specified quarters and years set forth on Schedule “1”.  The sole and exclusive penalties for failure of SunPower or Ecoware to fulfill its quarterly and annual firm commitment obligations are described on Schedule “1”.

Subject to Section 5, in the event of any conflict between the terms of the Purchase Order and this Agreement, the terms of this Agreement shall prevail.

2.           Price; Taxes.

The prices for Solar Panels sold under Purchase Orders issued by Ecoware shall be on a per-Watt basis and are set forth on Schedule “1”. The prices for the Solar Panels shall be determined by the year of the shipping date stated in the Purchase Order, as more fully described on Schedule “1”. Ecoware shall be solely responsible for any taxes applicable to the sale of Solar Panels under this Agreement (excluding SunPower’s income taxes, which shall be borne solely by SunPower). Prices do not include VAT or other applicable taxes, withholdings or contributions.  The parties acknowledge that the prices for the Solar Panels have been agreed taking into consideration the undertaking of Ecoware of using the Solar Panels only for the direct development of solar parks as set out in Section 11 below.

3.           Shipments.

Unless the parties mutually agree to other shipping terms on the applicable Purchase Order, the parties agree that SunPower shall ship the Solar Panels to Ecoware, *** (Incoterms 2000) SunPower designated manufacturing facilities. SunPower’s manufacturing facilities are currently in China and Philippines, but are subject to change at SunPower’s discretion.  SunPower shall give Ecoware notice in writing or by e-mail of any such change and the change shall become effective 30 days after receipt by Ecoware of such notice.

4.           Packaging and Shipping.

SunPower shall bear all costs associated with packaging or storing the Solar Panels until shipping to Ecoware pursuant to the shipping terms specified above in Section 3. All Solar Panels shall be packaged, marked, and otherwise prepared in accordance with good commercial practices to reduce the risk of damage and to help minimize shipping rates and in accordance with all applicable state and local packaging and transportation laws and regulations. An itemized packing list shall accompany each shipment. SunPower will provide all serial numbers and flash test data of shipped module within 7 (seven) days of the container leaving the loading dock at the SunPower factory.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.           Title and Risk of Loss.

Pursuant to Section 3 above, risk of loss and shipping costs shall pass to Ecoware *** (Incoterms 2000), SunPower’s manufacturing facilities.  Title to the Solar Panels shall transfer to Ecoware simultaneously with risk of loss pursuant to such shipping terms.  The shipping terms governing title transfer and risk of loss or damage to the Solar Panels shall remain *** unless the parties mutually agree to other shipping terms on the applicable Purchase Order.  The parties agree that the sale of Solar Panels is final upon title transfer and there are no post-sale obligations retained by SunPower (other than pursuant to the SunPower’s warranty obligations set forth on Schedule “3”).  Without limiting the generality of the foregoing, Ecoware specifically acknowledges that (a) there are no rights of return or refunds regarding the Solar Panels, (b) Ecoware is solely responsible for providing adequate insurance for the Solar Panels after risk of loss transfers pursuant to the agreed shipping terms, and (c) SunPower has no obligation for installation or other post-sale obligations relating to the sale of the Solar Panels, in each case except as explicitly provided in SunPower’s warranty obligations set forth on Schedule “3”.

6.           Invoicing; Security.

After each shipment completed under this Agreement, SunPower shall send a separate invoice, including item numbers, in duplicate, accompanied by a bill of lading or express receipt.  Subject to the foregoing, Ecoware shall pay SunPower all invoiced amounts within *** calendar days of the date of title transfer of the Solar Panels from SunPower to Ecoware (“Payment Due Date”).  As security for its payment obligation under this Agreement, no later than twenty-one (21) calendar days prior to the first scheduled shipment under each Purchase Order, Ecoware shall deliver, at its own cost, in a form reasonably acceptable to SunPower, a standby letter of credit or equivalent bank guarantee and/or credit insurance covering the value of payments to be received by SunPower. The bank warranty/insurance shall be issued by an international bank or other financial institution acceptable to SunPower in its sole discretion. Unless otherwise consented to in writing by SunPower in its sole discretion, all such bank warranty/insurance will be delivered in the form acceptable to SunPower. Notwithstanding anything contained herein, SunPower will not be under any obligation whatsoever to ship the Solar Panels to Ecoware unless a first demand bank guarantee/insurance is delivered by Ecoware to SunPower in the manner contemplated herein.  The bank shall pay SunPower under the bank warranty/insurance after receipt of a letter by SunPower stating that Ecoware has not made full and effective payment of readily available funds in Euro currency and free of any set-off by the Payment Due Date.

7.           Inspection

(a)           All Solar Panels may be inspected by Ecoware, or on its behalf by its designated inspection company, on SunPower’s premises at the module production facility during normal business  hours, in which case SunPower will provide without additional charge, all reasonable facilities and assistance for such inspections. Any Ecoware employees visiting SunPower facilities for purposes of such inspection shall be qualified to conduct the applicable inspections and shall agree to abide by SunPower’s policies and rules, including health and safety at work and confidentiality policies.

(b)           No inspection, approval, or acceptance of the Solar Panels shall relieve SunPower from responsibility, to the extent applicable under Schedule “3”, for any defects in the Solar Panels or

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

other failures to satisfy its warranty statements.  In any such event the sole remedies available to Ecoware will be those contained in SunPower’s warranty for the Solar Panels in question to the extent set forth on Schedule “3”.

8.           Warranties.

All Solar Panels covered by this Agreement will be warranted per the conditions of the relevant SunPower warranty statements, set forth on Schedule “3”.

SunPower and Ecoware acknowledge and agree that in no event the warranties given by SunPower under this Agreement can be deemed as a financial warranty.  In other words, SunPower and Ecoware did not mean to consider in any manner the Solar Panels as a “financial product” (prodotto finanziario) pursuant to any applicable provision of law.

***

9.           Intellectual Property Protections.

In recognition of the proprietary technology and confidential information that Ecoware will  receive from SunPower as a result of the transactions contemplated by this Agreement, Ecoware agrees, on behalf of itself and its Affiliates (collectively, the “Ecoware Parties”), that the Ecoware Parties shall not, directly or indirectly, manufacture anywhere in the world, any Solar Panel other than pursuant to a mutually acceptable written agreement between Ecoware and SunPower.  The foregoing shall in no way restrict Ecoware’s ability to manufacture solar panels that (a) are not the Solar Panels offered by SunPower hereunder and (b) do not utilize SunPower’s proprietary trade secrets or technology embodied in the Solar Panels or confidential information of SunPower or its Affiliates obtained by Ecoware in connection with the transactions contemplated by this Agreement.  As used in this Agreement, “Affiliate” means, with respect to a party, any individual, partnership, corporation, limited liability company, or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such party.

Ecoware acknowledges, also on behalf of itself and its Affiliates, that any and all intellectual property rights in and in relation to the Solar Panels belong exclusively to SunPower and undertakes not to challenge or harm in any way such intellectual property.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.           Confidential or Proprietary Information and Property.

Both parties shall keep confidential and otherwise protect from disclosure all information and property obtained from the other party in connection with this Agreement or any Purchase Order unless otherwise expressly authorized herein or by the non-disclosing party in writing or unless otherwise required by applicable law, rule or regulation. Each party shall use such information and property, and the features thereof, only in its performance under this Agreement. Upon a party’s request, the other party shall return all such information and property to the requesting party or make such other disposition thereof as is directed by the requesting party.  In all lower tier subcontracts and purchase orders issued by a party and involving subcontractor receipt of such information or property, such party shall provide the other party hereto the same rights and protections as contained in this Section 10.

11.           Territory and Product Restrictions.

(a)           Product Restriction.  The parties agree that, unless otherwise consented in writing by SunPower, Ecoware shall use the Solar Panels only for the direct development of photovoltaic projects of more than ***kW  with individual sites of a size of above ***kW (“Projects”). Ecoware shall give notice to SunPower of the information set forth in Schedule “4” within three (3) month after shipment.

(b)           Territory Restriction.  Ecoware shall not, without the prior written approval of SunPower, in any manner use, develop, export, install or otherwise make available any of the Solar Panels within the United States or Canada or in breach of obligations undertaken under Section 12.

(c)           Nothing in this Agreement shall restrict SunPower’s ability to market, sell or otherwise offer Solar Panels to third parties anywhere in the world.

(d)           Violation of any of the restrictions under this Section 11 will entitled SunPower to claim from Ecoware an indemnity (penale) equal to Euro *** in addition to any other remedy to which SunPower is entitled according to Section 15 (c), including any additional damages.

12.           Export Compliance.

It is SunPower’s policy to comply fully with all economic sanctions and trade restrictions promulgated by the United States Government, the Italian Government and the EU authorities. Ecoware agrees to comply, in performing this Agreement, with all applicable laws, including, without limitation, all statutory and regulatory requirements under the export administration regulations (15 C.F.R. § 730 et seq.) administered by the U.S. Department of Commerce; the laws, regulations, and executive orders implemented by the Office of Foreign Assets Control of the U.S. Department of the Treasury; and equivalent laws in Italy, and within the EU community (including, but not limited to, the Regulation (EC) No. 1334/2000 relating to “the control of exports of dual use items and technology” as well as any subsequent or related regulation).

13.           Infringement.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

SunPower shall defend, at its own expense, any suit or claim that may be instituted against  Ecoware for alleged infringement of patents, trade secrets, copyrights or other intellectual property rights relating to the Solar Panels, and SunPower shall indemnify Ecoware for all costs and damages arising out of such alleged infringement, provided that: (i) Ecoware gives SunPower reasonably prompt notice in writing of any such claim or action and permits SunPower, through its counsel of choice, to answer the charge of infringement and control the defense of such action; and (ii) Ecoware provides SunPower information, assistance, and authority (at SunPower’s expense  for reasonable out of pocket expenses incurred by Ecoware in connection therewith) to enable SunPower to defend such claim or action.  SunPower will have no liability under this Section to the extent that infringement is attributable to (x) Ecoware’s design and/or requirements placed upon SunPower or (y) Ecoware’s modification or combination of one or more Solar Panels with designs not supplied by SunPower.

14.           Change Orders.

Either party may, with the prior written approval of the other party (determined in the sole and absolute discretion of such other party) at any time prior to the shipping date, by change order, suspend performance of a Purchase Order in whole or in part, make changes in the quantities, shipping dates, method of shipment or packing or time or place of delivery of the Solar Panels.  Unless otherwise consented to in writing by the other party, any change orders shall not affect the obligations of the party requesting the change order to purchase on a firm commitment basis Solar Panels for the aggregate quarterly and annual quantities for the specified years set forth on Schedule “1”.

15.  Term; Termination.

Unless terminated earlier pursuant to this Section 15, the term of this Agreement shall commence as of the Effective Date and shall continue through December 31, 2012 (the “Term”).

(a)  Termination without Cause.  Either party may terminate this Agreement without cause for its convenience at any time by written notice to the other party; provided that the party terminating the Agreement remains subject to payment of the liquidated damages described on Schedule “1” in the event it fails to fulfill any remaining firm commitment obligations set forth therein; it being understood and agreed that the terminating party shall not be obliged to pay any additional damages, for example for failure to meet future quarterly commitments.

(b)  Termination for Cause by Ecoware.  Ecoware may terminate this Agreement for cause (risoluzione per inadempimento) in accordance with Articles 1454 of the Italian civil code, as the case may be, upon SunPower’s material breach of this Agreement (other than a breach set forth in paragraph (ii) below), which breach remains uncured after thirty (30) days’ written notice to SunPower.

(c)  Termination for cause by SunPower. SunPower may terminate this Agreement for cause (risoluzione per inadempimento) in accordance with Articles 1454 or 1456 of the Italian civil code, as the case may be, upon:

(i)            Ecoware’s material breach of this Agreement (other than a breach set forth in paragraph (ii) below), which breach remains uncured after thirty (30) days’ written notice to Ecoware.

(ii)            If the Security set forth in Section 6 is not obtained within the agreed upon time, ceases to be in full force and effect for any reason, or is enforced for the payment of SunPower’s invoices and has not been fully restored in accordance with this Agreement.

(iii)                      If Ecoware breaches the annual firm commitment obligations described on Schedule “1”, or fails to timely deliver the bank guarantee indicated in Schedule “1” to SunPower.

(iv)                      If Ecoware makes any use of the Solar Panels different from the direct development of photovoltaic systems of more than ***kW as agreed with SunPower in Section 11.

(v)                      Direct or indirect change in control of Ecoware. The dissolution or merger (provided that the latter involves a change in control) of Ecoware, or if a substantial portion of the assets of Ecoware is transferred to another company, provided that such circumstances seriously prejudice Ecoware’s capacity to perform its obligations under this Agreement.

(vi)                      Ecoware entering into or proposing to enter into any composition or arrangement with its creditors (concordato preventivo, or accordo di ristrutturazione dei debiti or transazione fiscale), or any procedure is commenced with a view to the winding up (liquidazione volontaria) or Ecoware is placed into or an order is made for receivership (amministrazione controllata), or in the case of financial difficulties that prevent Ecoware from normally complying with obligations arising under this Agreement, unless its obligations are sufficiently guaranteed.

 (d)  Termination if Italian Feed-in tariff Law Discontinued. If at any time during the Term of this Agreement, the Italian government decides to discontinue the present Feed-in tariff program, and not replace it with a similar program, Ecoware shall have the right to terminate the Agreement with regard to those  projects where the discontinued feed-in tariff program no longer applies.

(e)  Termination For Failure to Negotiate Price Adjustment For Changes in Exchange Rate.

SunPower shall be entitled to terminate this Agreement if the parties are unable to negotiate a price adjustment, as contemplated by Schedule “1”, should the average closing exchange rate for conversion of U.S. dollars into Euro currency falls below *** for a continuous period of not less than *** weeks as reflected by Bloomberg L.P.’s published Benchmark Currency Rates (“Bloomberg”).

Ecoware, shall be entitled to terminate this Agreement if the parties are unable to negotiate a price adjustment, as contemplated by Schedule “1”, should the average closing exchange rate for conversion of U.S. dollars into Euro currency exceed *** for a continuous period of not less than *** weeks as reflected by Bloomberg.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f)  Firm Commitments.  Notwithstanding clauses 15 (b) and (e) above, in the event a party breaches this Agreement as a result of its failure to fulfill its quarterly firm commitment obligations described on Schedule “1”, the non-breaching party shall not be entitled to terminate this Agreement solely as a result of such breach.  Instead, the sole and exclusive remedies for the non-breaching party for such breach shall be limited to its recovery of the damages described on Schedule “1” for the applicable quarter in which the breach occurred.

(g)  Board of Director Approval.   This Agreement is subject to review and approval by SunPower’s board of directors (“BOD”).  Promptly after the execution of this Agreement, SunPower shall submit this Agreement to its BOD for consideration at its next regularly scheduled board meeting.  In the event that SunPower’s BOD fails to affirmatively approve this Agreement at such meeting and SunPower has not otherwise waived this condition in writing, SunPower shall have the right to terminate this Agreement, without any further financial or other obligation to Ecoware as a result of such termination, by notice to Ecoware at any time within ten (10) Days following such board meeting.

(h)  Survival.  Sections 8, 9, 10, 11, 12, 13 and 15 through 26 shall survive any termination of this Agreement.

16.           Waiver.

The failure of any party to insist upon the performance of any provision of this Agreement or to exercise any right or privilege granted to such party under this Agreement shall not be construed as waiving such provision or any other provision of this Agreement, and the same shall continue in full force and effect.

If any provision of this Agreement is found to be illegal or otherwise unenforceable by any court or other judicial or administrative body, the other provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect.

17.           Applicable Law.

The validity, performance, and construction of this Agreement shall be governed by the laws of the Republic of Italy without regard to its conflicts of laws principles or the UN convention on contracts for the international sale of goods.

18.           Jurisdiction and Venue.

SunPower and Ecoware agree that all actions arising under this Agreement or otherwise as a result of the relationship between SunPower and Ecoware must be commenced before the Milan courts, unless otherwise chosen by SunPower, and Ecoware irrevocably submits to the jurisdiction of the Milan courts, or the other court chosen by SunPower, and waives any objection it might have to either the jurisdiction of or venue in such courts.

19.           Assignment.

Except as provided herein, no party shall assign this Agreement without the prior written consent of the other parties hereto and any purported assignment without such consent shall be deemed null and void.

Notwithstanding the foregoing, SunPower shall be permitted to assign this Agreement without Ecoware’s consent to its Affiliates or in connection with a merger or sale of all or substantially all of its assets.

Ecoware may assign a Purchase Order under this Agreement in favor of a third party before acceptance of the Purchase Order by SunPower subject to: (i) SunPower prior written consent; and (ii) payment by Ecoware or the assignee of the price of the Solar Panels before shipping.

20.           Publicity.

No party shall make or authorize any news release, advertisement, or other disclosure which shall confirm the existence or convey any aspect of this Agreement without the prior written consent of the other parties except as may be required to perform this Agreement or a Purchase Order, or as required by applicable law, rule or regulation.

21.           Complete Agreement; Modifications.

This Agreement, including all exhibits, schedules, purchase orders, and annexes hereto, contains the complete and entire agreement among the parties as to the subject matter hereof  and replaces and supersedes any prior or contemporaneous communications, representations or agreements, whether oral or written, with respect to the subject matter of this Agreement.

No modification of the Agreement shall be binding unless it is writing and signed by both parties.

22.           No Right of Offset.

Notwithstanding anything herein, Ecoware shall not be entitled to offset any amounts it otherwise owes SunPower under this Agreement by the amount of any default in payment obligations of SunPower, including but not limited any penalties or liquidated damages owed by SunPower  under Schedule “1”.

23.           Force Majeure.

Notwithstanding anything to the contrary in this Agreement or any schedule hereto, no party shall be considered in default of performance under this Agreement or a Purchase Order to the extent that performance of such obligations is delayed or prevented by reasons beyond the reasonable control of such party, including but not limited to fire, flood, hurricanes, earthquake or similar natural disasters, riot, war, terrorism, radical changes in government import/export regulations, labor strikes or civil strife.

24.           Notices.

All notices shall be delivered by fax, registered letter, courier or hand delivered to the person below.  Notice shall be effective upon receipt.

To SunPower: SunPower GmbH Wiesenstr. 3 60385 Frankfurt Germany Fax: +49-69-956347199 Attn: Jörn Jürgens	To Ecoware: Ecoware S.p.A. Via nona strada 9 35129 Padova Italy Fax: +39-049-7387638 Attn: Leopoldo Franceschini

25.           Limitation of Liability.

Except as otherwise expressly stated herein and subject to mandatory limitations under applicable law, in no event shall any party hereto be liable to any other party hereto or any third party for any indirect, consequential, incidental, punitive or special damages whatsoever, without regard to cause or theory of liability (including, without limitation, damages incurred by such other party or such third party for loss of business profits or revenue, business interruption, loss of business information or other pecuniary loss) arising out of this Agreement.

26.           Schedules.

The following Schedules are integral and essential part of the Agreement:

“1”:                      Basic Terms of Sale – Solar Panels;
“2”:                      Form of Purchase Order;
“3”:                      Form of SunPower Solar Panel Warranties;
“4”:                      Information requirements of project details

27.           Data Processing.

Pursuant to applicable law and in relation to the personal data, which will become available in relation to the Agreement, the parties acknowledge that they adequately informed each other of the purposes, processing and treatment of the respective personal data.

In particular, SunPower confirms that it shall use Ecoware’s personal data for the following purposes:

(a) Signing and performance of this Agreement, as well as legal, tax and contractual fulfillment related to the correct and complete management of such Agreement. In case Ecoware refuses to provide the data for the above purposes, the activities provided for under the Agreement may not be performed.

(b) Possible future transfer of shareholding or business.

Within the above mentioned purposes, the personal data processing is carried out with or without the use of electronic or automated means and, in any event, by means which guarantee the safety and confidentiality of the processed data pursuant to the applicable laws.

Personal data may be made available to SunPower Corporation and to the companies belonging to SunPower Group in any country within or outside the European Union, and may be communicated to chartered accountants, tax and legal consultants, bank institutions, and, in general, to any other entity to which the data communication is necessary for the correct achievement of the above listed purposes.

Ecoware shall exercise at any time the rights granted to it by the applicable law, by sending notice to the data controller (titolare del trattamento) SunPower Italia S.r.l. con socio unico, Via Vittime Civili di Guerra, 548018 Faenza (Ravenna), fax no. 0546-46768.

SIGNATURE PAGE TO FOLLOW
IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and year first above written.

SunPower Italia S.r.l.:

By:                      /s/ Thomas Werner
           Name:  Thomas Werner
           Title: Director

By:                      /s/ Emmanuel Hernandez
Name:  Emmanuel Hernandez
Title:    Director

Ecoware S.p.A.:

By:                      /s/ Leoppoldo Franceschini
           Name:  Leopoldo Franceschini
           Title:    Amministratore Delegato

CONFIDENTIAL

Execution copy

EXPRESS ACCEPTANCE

Pursuant to Articles 1341 and 1342 of the Italian Civil Code, Ecoware confirms to have read, understood and accepted all the clauses of the Agreement, and expressly accepts, after further personal and analytical review, the following Clauses:

Agreement: 5 (Title and risk of loss), 8 (Warranties), 9 (Intellectual property restrictions), 10 (Confidential or proprietary information and property), 11 (Territory and Product restrictions), 12 (Export compliance), 15 (Termination for cause by SunPower), 17 (Applicable law), 18 (Jurisdiction), 22 (No right to offset) and 25 (Limitation of liability).

Schedule “1”: Take or pay clause

Schedule “3”: 1 (Exclusive remedy), 2 (Exclusive right of SunPower to determine which warranty is applicable), 3 (Cases of exclusion or limitation of the warranties determined by SunPower, and 4 (Exclusion of any additional warranties and limitations to the warranties).

SunPower Italia S.r.l.:

By:                      /s/ Thomas Werner
Name:  Thomas Werner
Title: Director

By:                      /s/ Emmanuel Hernandez
Name:  Emmanuel Hernandez
Title:    Director

Ecoware S.p.A.:

By:                      /s/ Leopoldo Franceschini
Name:  Leopoldo Franceschini
Title:    Amministratore Delegato

 CONFIDENTIAL

Execution copy

Schedule “1” – Solar Panels

Shipping period 2009
Quarter of shipment	Q1	Q2	Q3	Q4	Annual Total
Quantity (MWp)	***	***	***	***	***
Price (Euro/Wp)	***	***	***	***

Shipping period 2010
Quarter of shipment	Annual Total
Quantity (MWp)	***
Price (Euro/Wp)	***

Shipping period 2011
Quarter of shipment	Annual Total
Quantity (MWp)	***
Price (Euro/Wp)	***

Shipping period 2012
Quarter of shipment	Annual Total
Quantity (MWp)	***
Price (Euro/Wp)	***

Price Adjustment For Changes in Exchange Rate
If the average closing exchange rate for conversion of U.S. dollars into Euro currency falls below ***, or rises above ***, as reflected by Bloomberg for a continuous period of not less than *** weeks, then the parties agree to meet and renegotiate in good faith the price of Solar Panels under this Agreement.   During the period of the renegotiation, and for the following fiscal quarter, the prices for the Solar Panels shall remain as stated in this Agreement.

Quarterly Allocations

No later than 1st October each year the parties shall establish a written quarterly shipping schedule allocating the annual volume commitments described in the table above (for 2010 and subsequent years) for the following calendar year.  Such quarterly schedule shall become a binding commitment by the parties to transact such quarterly quantities for such year; provided that either party may notify the other party, no later than *** calendar days prior to the start of a particular quarter, of up to a +/- ***% variation of such quarter’s quantity and no later than *** calendar days prior to the start of a particular quarter, of up to a +/- ***% variation of such quarter’s quantity (without triggering the quarterly penalties described below).

Ecoware shall submit its request for a given quarter’s product mix no later than *** calendar days prior to the start of such quarter, and the parties shall use good faith efforts to agree on such product mix for such quarter promptly thereafter. In case the parties have not been able to reach an agreement on the product mix for a concrete quarter *** calendar days prior to the start of the quarter, the product mix for the previous quarter shall apply.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Solar Panel Specifications (per the peak watts of power output for the modules)

(1)	SPR *** Wp (or greater) 72 cell Solar Panel (e.g., SunPower *** Wp Solar Panel)

(2)	SPR *** Wp (or greater) 96 cell Solar Panel (e.g., SunPower *** Wp Solar Panel)

Notes:

■	In accordance with Section 1(a) of the Agreement, SunPower may from time to time modify the description or specifications of the Solar Panels upon *** months’ prior written notice to Ecoware.

■	Pricing is on a rated watt peak basis. For example, pricing for each SunPower *** Wp Solar Panel is *** Wp times the Euro/Wp price contained in Schedule “1”.

Penalties

Ecoware’s Failure to Meet Quantity Commitments:  This Agreement is a “take or pay agreement” such that Ecoware is absolutely and irrevocably required to accept and pay for the contracted volume of Solar Panels per year at the prices set forth in the table above.  In the event that Ecoware fails to order and take delivery of its contracted volume in a given year, SunPower shall invoice Ecoware for the differential at full contract price and Ecoware will pay the same within *** calendar days of invoice date.  Ecoware specifically acknowledges and accepts that it will be liable for the full purchase price of volume differential between the quantity ordered and the contracted volume for the relevant year.  In addition to the foregoing, in any quarter in which Ecoware fails to purchase the aggregate quantities required for such quarter described in the table above, or agreed upon between the parties, SunPower shall invoice Ecoware for the differential at full contract price and Ecoware will pay the same within *** calendar days of invoice date; provided that the maximum number of Solar Panels shortfall included in such calculation shall be no more than *** percent (***%) of the aggregate Solar Panels quantity required for the applicable year. For the avoidance of doubt, the foregoing annual and quarterly financial penalties are independent of one another and neither penalty shall offset the other.

SunPower’s Failure to Meet Quantity Commitments:  SunPower is absolutely and irrevocably required to ship the contracted volume of Solar Panels per year at the prices set forth in the table above. In the event that SunPower fails to ship its contracted volume in a given year, Ecoware shall invoice SunPower for the differential at full contract price and SunPower will pay the same within *** calendar days of invoice date.  SunPower specifically acknowledges and accepts that it will be liable to pay Ecoware the full purchase price of volume differential between the quantity shipped and the contracted volume for the relevant year. In addition to the foregoing, in any quarter in which SunPower fails to ship the aggregate quantities required for such quarter described in the table above, or agreed upon between the parties, Ecoware shall invoice SunPower for the differential at full contract price and Ecoware will pay the same within *** calendar days of invoice date; provided that the maximum number of Solar Panels shortfall included in such calculation shall be no more than *** percent (***%) of the aggregate Solar Panels quantity required for the applicable year. For the avoidance of doubt, the foregoing annual and quarterly financial penalties are independent of one another and neither penalty shall offset the other.

Option to increase the annual commitment

	2009	2010	2011	2012
MW	***	***	***	***
Price (Euro/Wp)	***	***	***	***

No later than 1st November of each year the parties may agree to increase the annual volume commitments for the following calendar year by the amounts described in the table above. The increased annual volume shall become a binding commitment of the parties to purchase and sell such quantity for such year. The mutual agreement to increase the annual volume commitments for a calendar year shall be in writing and signed by both parties according to Section 21.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

***

SunPower Italia S.r.l.:

By:                      /s/ Thomas Werner
Name:  Thomas Werner
Title: Director

By:                      /s/ Emmanuel Hernandez
Name:  Emmanuel Hernandez
Title:    Director

Ecoware S.p.A.:

By:                      /s/ Leopoldo Franceschini
Name:  Leopoldo Franceschini
Title:    Amministratore Delegato

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

 CONFIDENTIAL

Execution copy

Schedule “2”

(Company logo and address of Ecoware)

TO: SunPower Italia S.r.l.

PURCHASE ORDER

Attn:

Date:

PO#:

BILL TO:

SHIP TO:

Name of Company (Ecoware)
Name of Company (e.g. Ecoware)

Address

Address

Address

Address

Address

Tel:

Address

Fax:

Attn:

Marks & Nos.
Description of Goods
Quantity
U/M
Unit Price
Amount

(Ecoware's Part #)

PCS

(if applicable)

PCS

PCS

PCS

PCS

TOTALS:
USD 0.00

 CONFIDENTIAL

Payment Terms: net 45 calendar days after delivery
Trade Term:
Notes:
Purchase Order governed by the Photovoltaic Equipment Master Supply Agreement dated November 4, 2008.

Schedule “3”
Limited Warranty Statement	Certificato di Garanzia Limitata
SUNPOWER LIMITED WARRANTY FOR PV MODULES SPR-225-xxx-x, SPR-220-xxx-x, SPR-215-xxx-x, SPR-210-xxx-x, SPR-205-xxx-x, SPR-200-xxx-x, SPR-90-xxx-x (“xxx-x” define product variants)	GARANZIA LIMITATA SUNPOWER PER PANNELLI SOLARI SPR-225-xxx-x, SPR-220-xxx-x, SPR-215-xxx-x, SPR-210-xxx-x, SPR-205-xxx-x, SPR-200-xxx-x, SPR-90-xxx-x (“xxx-x” definisce le varianti di prodotti)
1.Limited Product Warranty – Ten (10) Year Repair, Replacement or Refund Remedy	1.Garanzia Limitata sul Prodotto – Dieci (10) Anni per Riparazione, Sostituzione o Rimborso
SunPower Italia S.r.l. with sole quotaholder, with registered office in Milan, via Turati 16/18, corporate capital Euro 100,000, fully paid in, registered with the Registro delle Imprese of Milan, tax and VAT No. 05957070963 (SunPower) warrants that for ten (10) years from the date of delivery, its photovoltaic modules ("Solar Panels") shall be free from defects in materials and workmanship under normal application, installation, use and service conditions.

SunPower Italia S.r.l. con socio unico, con sede legale in Milano, Via Turati 16/18, capitale sociale Euro 100.000, interamente versato, iscritta al Registro delle Imprese di Milano, C.F. e partita IVA 05957070963 (SunPower) garantisce che per dieci (10) anni a partire dalla data di consegna i suoi pannelli solari fotovoltaici (“Pannelli Solari”) saranno privi di difetti di materiali e di manodopera in condizioni di normale applicazione, installazione, utilizzo e manutenzione.

If the Solar Panels fail to conform to this warranty, then for a period ending ten (10) years from date of delivery, SunPower will, at its option, either repair or replace the product, or refund the purchase price as paid by Ecoware ("Purchase Price").

Qualora i Pannelli Solari non rispettino la garanzia, per un periodo di dieci (10) anni dalla data di consegna, SunPower, a propria scelta, riparerà o sostituirà il prodotto, ovvero rimborserà il prezzo di acquisto pagato da Ecoware (“Prezzo di Acquisto”).

The repair, replacement or refund remedy shall be the sole and exclusive remedy provided under the Limited Product Warranty and shall not extend beyond the ten (10) year period set forth herein.	La riparazione, la sostituzione o il rimborso saranno l’unico ed esclusivo rimedio in base alla Garanzia Limitata sul Prodotto, e non si estenderanno oltre il periodo di dieci (10) anni qui stabilito.
This Limited Product Warranty does not warrant a specific power output, which shall be exclusively covered under clause 2 hereinafter (Limited Power Warranty).	La presente Garanzia Limitata sul Prodotto non garantisce una specifica potenza di uscita, la quale sarà coperta esclusivamente dalla successiva clausola 2 (Garanzia Limitata sulla Potenza).
2. Limited Power Warranty	2. Garanzia Limitata sulla Potenza
SunPower additionally warrants:	SunPower fornisce anche la seguente garanzia:
If, within twelve (12) years from date of delivery to Ecoware any Solar Panels exhibits a power output less than 90% of the Minimum Peak Power[1] as specified at the date of delivery in SunPower's Product datasheet, provided that such loss in power is determined by SunPower (at its sole and absolute discretion) to be due to defects in material or workmanship  SunPower will replace such loss in power by either providing to Ecoware additional Solar Panels to make up such loss in power or by providing monetary compensation equivalent to the cost of additional Solar Panels required to make up such loss in power or by repairing or replacing the defective Solar Panels, at the option of SunPower

Se, entro dodici (12) anni dalla data di consegna a Ecoware, un qualsiasi Pannello Solare manifesti una potenza di uscita inferiore al 90% del Rendimento di Potenza Minimo[2] specificato alla data di consegna nel foglio-dati del Prodotto SunPower, a condizione che SunPower concluda (a sua esclusiva ed assoluta discrezione) che la perdita di potenza dipende da difetti di materiali o di manodopera, SunPower risarcirà tale perdita di potenza con la fornitura a Ecoware di ulteriori Pannelli Solari per eliminare tale perdita di potenza, o con il pagamento di un risarcimento in denaro pari al costo degli ulteriori Pannelli Solari necessari per compensare la perdita di potenza, ovvero riparando o sostituendo i Pannelli Solari difettosi, a scelta di SunPower.

SunPower additionally warrants:	SunPower fornisce anche la seguente garanzia:
If, within twenty five (25) years from date of delivery to Ecoware any Solar Panels exhibits a power output less than 80% of the Minimum Peak Power[1] as specified at the date of delivery in SunPower's Product datasheet, provided that such loss in power is determined by SunPower (at its sole and absolute discretion) to be due to defects in material or workmanship SunPower will replace such loss in power by either providing to Ecoware additional Solar Panels to make up such loss in power or by providing monetary compensation equivalent to the cost of additional Solar Panels required to make up such loss in power or by repairing or replacing the defective Solar Panels, at the option of SunPower.

Qualora, entro venticinque (25) anni dalla data della consegna a Ecoware, un qualsiasi Pannello Solare manifesti una potenza di uscita inferiore all’80% del Rendimento di Potenza Minimo specificato alla data di consegna nel foglio-dati del Prodotto SunPower, a condizione che SunPower concluda (a sua esclusiva ed assoluta discrezione) che la perdita di potenza dipende da difetti di materiali o di manodopera, SunPower risarcirà tale perdita di potenza con la fornitura a Ecoware di ulteriori Pannelli Solari per eliminare tale perdita di potenza, o con il pagamento di un risarcimento in denaro pari al costo degli ulteriori Pannelli Solari necessari per compensare la perdita di potenza, ovvero riparando o sostituendo i Pannelli Solari difettosi, a scelta di SunPower.

3. Exclusions and limitations	3. Esclusioni e limitazioni
(a) Warranty claims must in any event be filed within the applicable Warranty period.	(a) Le richieste di garanzia devono in ogni caso essere consegnate entro il periodo di Garanzia applicabile.
(b) Without prejudice to any mandatory law provision, warranty claims may only be made by, or on the behalf of, Ecoware or a person to whom title has been transferred for the Solar Panels.
(b) Senza pregiudizio per alcuna disposizione imperativa di legge, le richieste di garanzia possono essere inoltrate solo da, o nell’interesse, di Ecoware, ovvero da persona alla quale sia stata trasferita la proprietà sui Pannelli Solari.

(c) The Limited Warranties do not apply to any of the following:	c) La Garanzie Limitate non si applicano a nessuno dei seguenti casi:
1. Solar Panels which in SunPower's absolute judgment have been subjected to: misuse, abuse, neglect or accident; alteration, improper installation, application or removal, including but not limited to installation, application or removal by any party other than a SunPower authorized dealer; non-observance of SunPower's installation, users and/or maintenance instructions; repair or modifications by someone other than an approved service technician of SunPower; power failure surges, lightning, flood, fire, accidental breakage or other events outside SunPower's control.

1. Pannelli Solari che, secondo l’insindacabile giudizio di SunPower, sono stati sottoposti a: utilizzo scorretto, abuso, negligenza o incidenti; alterazione, installazione, impiego o rimozione impropri, inclusi, ma non limitatamente a, installazione, impiego o rimozione da parte di qualunque soggetto diverso da un operatore autorizzato da SunPower; mancato rispetto delle istruzioni di SunPower per l’installazione, delle istruzioni per gli utenti e/o per la manutenzione; riparazioni o modifiche apportate da qualcuno che non sia un tecnico di servizio approvato da SunPower; picchi di mancanza di potenza; fulmine, inondazione, incendio, guasto accidentale o altri eventi al di fuori del controllo di SunPower.

2. Cosmetic defects stemming from normal wear and tear of Solar Panels materials.	2. Difetti superficiali derivanti da normale uso ed usura dei materiali dei Pannelli Solari.
3. Solar Panels installed in locations, which in SunPower’s absolute judgment may be subject to direct contact with salt water.	3. Pannelli Solari installati in postazioni che, secondo insindacabile giudizio di SunPower, possono essere soggette a contatto diretto con acqua salata.
(d) The Limited Warranties do not cover any transportation costs for return of the Solar Panels, or for reshipment of any repaired or replaced Solar Panels, or cost associated with installation, removal or reinstallation of the Solar Panels.

(d) Le Garanzie Limitate non coprono alcun costo di trasporto per la restituzione dei Pannelli Solari, o per la rispedizione di Pannelli Solari riparati o sostituiti, né alcun costo connesso all’installazione, alla rimozione o alla reinstallazione dei Pannelli Solari.

(e) When used on a mobile platform of any type, the Limited Power Warranty, applying to any of the Solar Panels shall be limited to twelve (12) years as per the provisions of clause 2(a) hereof.
(e) Quando utilizzati su una piattaforma mobile di qualsiasi tipo, la Garanzia Limitata di Potenza, che si applica a qualsiasi Pannello Solare, sarà limitata a dodici (12) anni secondo le disposizioni di cui alla clausola 2(a) del presente documento.

(f) Warranty claims will not apply if the type or serial number of the Solar Panels is altered, removed or made illegible.	(f) Le richieste di garanzia non saranno prese in considerazione se il tipo o il numero seriale del Pannello Solare è stato alterato, rimosso o reso illeggibile.
4. Limitation of Warranty Scope	4. Ambito della Limitazione di Garanzia
SUBJECT TO THE MANDATORY LIMITATIONS UNDER APPLICABLE LAW, THE LIMITED WARRANTIES SET FORTH HEREIN ARE EXPRESSLY IN LIEU OF AND EXCLUDE ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR PARTICULAR PURPOSE, USE, OR APPLICATION, AND ALL OTHER OBLIGATIONS OR LIABILITIES ON THE PART OF SUNPOWER, UNLESS SUCH OTHER WARRANTIES, OBLIGATIONS OR LIABILITIES ARE EXPRESSLY AGREED TO IN WRITING SIGNED AND APPROVED BY SUNPOWER.

NEL RISPETTO DELLE LIMITAZIONI VINCOLANTI AI SENSI DELLA LEGGE APPLICABILE, LE GARANZIE LIMITATE DI CUI AL PRESENTE DOCUMENTO SONO ESPRESSAMENTE PATTUITE IN SOSTITUZIONE, ED ESCLUDONO, OGNI ALTRA GARANZIA ESPLICITA O IMPLICITA, INCLUSE, MA NON LIMITATAMENTE A, LE GARANZIE DI COMMERCIABILITÀ E DI IDONEITÀ AD UNO SCOPO PARTICOLARE, O DI UTILIZZO, E OGNI ALTRA OBBLIGAZIONE O RESPONSABILITÀ DA PARTE DI SUNPOWER, A MENO CHE TALI ALTRE GARANZIE, OBBLIGAZIONI O RESPONSABILITÀ SIANO ESPRESSAMENTE CONCORDATE PER ISCRITTO, SOTTOSCRITTE ED APPROVATE DA SUNPOWER.

SUBJECT TO THE MANDATORY LIMITATIONS UNDER APPLICABLE LAW, SUNPOWER SHALL HAVE NO RESPONSIBILITY OR LIABILITY WHATSOEVER FOR DAMAGE OR INJURY TO PERSONS OR PROPERTY OR FOR OTHER LOSS OR INJURY RESULTING FROM ANY CAUSE WHATSOEVER ARISING OUT OF OR RELATED TO THE PRODUCT, INCLUDING, WITHOUT LIMITATION, ANY DEFECTS IN THE MODULE, OR FROM USE OR INSTALLATION.

NEL RISPETTO DELLE LIMITAZIONI VINCOLANTI AI SENSI DELLA LEGGE APPLICABILE, SUNPOWER NON SARÀ SOGGETTA AD ALCUNA RESPONSABILITÀ OD OBBLIGAZIONE DI ALCUN TIPO PER DANNI O LESIONI A PERSONE O PROPRIETÀ, O PER ALTRE PERDITE O LESIONI DERIVANTI DA QUALUNQUE CAUSA ORIGINATA DA, O IN RELAZIONE AL PRODOTTO, INCLUSO, SENZA LIMITAZIONI, QUALUNQUE DIFETTO NEL PANNELLO SOLARE, OVVERO DERIVANTI DALL’UTILIZZO O DALL’INSTALLAZIONE.

SUBJECT TO MANDATORY LIMITATIONS UNDER APPLICABLE LAW, UNDER NO CIRCUMSTANCES SHALL SUNPOWER BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, HOWSOEVER CAUSED, LOSS OF USE, LOSS OF PROFITS, LOSS OF PRODUCTION, LOSS OF REVENUES ARE THEREFORE SPECIFICALLY BUT WITHOUT LIMITATION EXCLUDED.

NEL RISPETTO DELLE LIMITAZIONI VINCOLANTI AI SENSI DELLA LEGGE APPLICABILE, IN NESSUN CASO SUNPOWER SARÀ RESPONSABILE PER DANNI INCIDENTALI, CONSEGUENTI O SPECIALI COMUNQUE CAGIONATI. LE PERDITE DI UTILIZZO, DI PROFITTI, DI PRODUZIONE, DI ENTRATE SONO PERTANTO SPECIFICAMENTE ESCLUSE, PUR SENZA LIMITAZIONE.

SUBJECT TO THE LIMITATIONS UNDER APPLICABLE LAW, SUNPOWER'S AGGREGATE LIABILITY, IF ANY, IN DAMAGES OR OTHERWISE, SHALL NOT EXCEED THE PURCHASE PRICE PAID TO SUNPOWER BY ECOWARE, FOR THE UNIT OF PRODUCT OR SERVICE FURNISHED OR TO BE FURNISHED, AS THE CASE MAY BE, WHICH GAVE RISE TO THE WARRANTY CLAIM.

NEL RISPETTO DELLE LIMITAZIONI SANCITE DALLA LEGGE APPLICABILE, LA RESPONSABILITÀ COMPLESSIVA DI SUNPOWER, OVE SUSSISTA, PER DANNI O ALTRO, NON SARÀ SUPERIORE AL PREZZO DI ACQUISTO PAGATO A SUNPOWER DA ECOWARE, PER L’UNITÀ DI PRODOTTO O IL SERVIZIO FORNITO O DA FORNIRE, A SECONDA DEI CASI, CHE HA DATO ORIGINE ALLA RICHIESTA DI GARANZIA.

5. Obtaining Warranty Performance	5. Ottenere l’Applicazione della Garanzia
If you feel you have a justified claim covered by this Limited Warranty, immediately notify SunPower Italia S.r.l., via Vittime Civili di Guerra 5, 48018 Faenza, Ravenna, fax No. 0546-46900, e-mail info@sunpowercorp.it, directly. In addition, please enclose evidence of the date of delivery of the Solar Panels.

Se ritenete di avere una richiesta giustificata coperta dalla presente Garanzia Limitata, notificate immediatamente la richiesta per iscritto a SunPower Italia S.r.l., via Vittime Civili di Guerra 5, 48018 Faenza, Ravenna, fax No. 0546-46900, e-mail info@sunpowercorp.it. Inoltre, per cortesia allegate la prova della data di consegna del Pannello Solare.

If further assistance is required, please write to SunPower for instructions.	Se necessitate ulteriore assistenza, per cortesia scrivete a SunPower per ricevere indicazioni.
The return of any Solar Panels will not be accepted unless prior written authorization has been given by SunPower.	La restituzione di qualsiasi Pannello Solare non sarà accettata senza preventiva autorizzazione scritta rilasciata da SunPower.

SunPower Italia S.r.l.:

By:                      /s/ Thomas Werner
Name:  Thomas Werner
Title: Director

By:                      /s/ Emmanuel Hernandez
Name:  Emmanuel Hernandez
Title:    Director

Ecoware S.p.A.:

By:                      /s/ Leopoldo Franceschini
Name:  Leopoldo Franceschini
Title:    Amministratore Delegato

1“Minimum Peak Power” = Peak power minus the Peak power tolerance (as specified in SunPower’s Product datasheet).   “Peak power” is the power in peak watts that a PV module generates at STC (Standard Test conditions: Irradiance of 1000 W/m2, light spectrum AM 1.5g and a cell temperature of 25 degrees C)

2 Rendimento di Potenza Minimo: Rendimento di Potenza meno la tolleranza del Rendimento di Potenza (come specificata nel foglio dati del Prodotto SunPower). Rendimento di Potenza è la potenza in rendimento di watt che un Pannello Solare genera alle STC (Condizioni Standard di Prova: Irradiazione di 1000 W/m2, spettro di luce AM 1.5g e temperatura cellulare di 25 gradi C).

Schedule “4”

Information requirements on project details

(1)	Project description (type of mounting system)
(2)	Project schedule (Which part is constructed and when)
(3)	Project location (address)
(4)	Size of project (kWp)
(5)	Modules used for project (list of containers or invoice numbers showing which modules were used for the project)